Exhibit 99.1

OptimumBank Holdings, Inc. Announces Formation of OptimumFunding to Launch HUD and FHA Lending Platform

FORT LAUDERDALE, Fla. — February 23, 2026 — OptimumBank Holdings, Inc. (NYSE American: OPHC) (“Company”) announced today the formation of OptimumFunding, LLC (“OptimumFunding”), a wholly owned subsidiary created to support a new HUD and FHA lending initiative, representing a significant milestone in the Company’s long-term strategic growth plan.

OptimumFunding has been established to expand the Company’s commercial real estate lending capabilities by offering bridge-to-HUD financing, as well as FHA- and HUD-insured loan origination, with servicing and relationship management supported by professionals with deep experience in the markets and client segments historically served by the Company.

A Natural Progression of a Proven Platform

The launch of OptimumFunding reflects a natural progression of the Company’s longstanding role as a trusted banking partner to skilled nursing home operators and commercial real estate investors, with a focus in the multifamily and skilled nursing home sector.

For many years, the Company has built deep expertise supporting the healthcare sector, including a long history of providing bank financing for skilled nursing facility (“SNF”) operators, with a particular focus on accounts receivable lending for aged receivables. OptimumBank has also provided mortgage financing for nursing homes and multifamily properties. By forming OptimumFunding the Company is extending this foundation into government-insured lending, allowing borrowers to transition seamlessly from short-term bridge financing to long-term FHA and HUD-insured solutions under one integrated platform.

Through OptimumFunding the Company expects to offer a focused suite of financing solutions, including:

●	Bridge-to-HUD Financing: Short-term transitional financing solutions designed to support acquisitions, refinancings, recapitalizations, and property repositioning, with the objective of facilitating a transition to long-term HUD or FHA-insured financing.
●	FHA and HUD-Insured Loan Origination: Government-insured financing solutions for qualifying multifamily and healthcare properties, including stabilized and transitional assets.
●	Healthcare and Multifamily Lending Focus: Specialized expertise serving skilled nursing facilities, senior housing, and multifamily assets, building upon the Company’s established lending relationships and sector knowledge.

Importantly, OptimumFunding’s platform is designed to complement the Company’s core banking operations, enabling borrowers to benefit from expanded capabilities while maintaining continuity of service.

Unlike larger, transactional platforms, OptimumFunding will operate with a relationship-driven model, emphasizing responsiveness, transparency, and long-term partnership.

Loan origination, structuring, and ongoing servicing will be delivered by a dedicated team with deep experience in healthcare and multifamily finance, ensuring continuity, responsiveness, and a consistent client experience throughout the life of each transaction.

Management and Governance

In connection with the formation of OptimumFunding the Board of Directors of OptimumBank approved a dividend to OptimumBank Holdings, Inc. The Holding Company, in turn, authorized a capital investment into OptimumFunding to support initial operations and platform development. OptimumFunding has been structured to operate independently while remaining fully aligned with the Company’s governance, compliance, and risk management frameworks.

Moishe Gubin, Chairman of the Company commented, “The formation of OptimumFunding marks an important next chapter for our organization. We have spent years building deep relationships and specialized expertise across healthcare and multifamily lending. Expanding into HUD and FHA financing allows us to better serve our clients as they grow, while creating a new line of business that we believe will enhance profitability and shareholder value.”

The Company believes this disciplined capital allocation approach positions OptimumFunding for scalable growth while maintaining strong oversight and risk management. The Company expects OptimumFunding to diversify revenue streams through government-insured lending, strengthen the Company’s national presence in healthcare and multifamily finance, provide borrowers with a single-platform solution from bridge financing through permanent execution, and align long-term profitability with mission-driven housing and healthcare outcomes. As the platform develops, the Company anticipates further updates regarding program approvals, staffing, and pipeline activity.

About OptimumBank Holdings, Inc.

OptimumBank Holdings, Inc. is the corporate parent company of OptimumFunding and OptimumBank, formed in 2004. OptimumFunding was founded in 2025. OptimumBank was founded in 2000 in Ft. Lauderdale, Florida. Our customers found a bank that is strongly service oriented with reasonable fees, unseen at larger financial institutions. OptimumBank is committed to supporting economic development and social progress through responsible banking and community partnerships. OptimumBank’s business and financial solutions include: Business Banking, Business Lending, SBA Lending Solutions, Treasury Management, and Personal Banking.

Note Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences and are subject to change, possibly materially. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission which are available on OptimumBank’s website (Investor Relations - OptimumBank) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of OptimumBank speak only as to the date they are made, and OptimumBank does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

SOURCE: OptimumBank Holdings, Inc.

Investor Relations & Corporate Relations

Contact: Seth Denison

Telephone: (305) 401-4140 / SDenison@OptimumBank.com